EXHIBIT 5.1

 August 30, 2024

Loop Industries, Inc.

480 Fernand-Poitras

Terrebonne, Québec, Canada J6Y 1Y4

Re:	Loop Industries, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Loop Industries, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on the date first referenced above (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus filed as part of the Registration Statement (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Base Prospectus (each, a “Prospectus Supplement” and together with the Base Prospectus, a “Prospectus”). The Prospectus covers the issuance and sale from time to time by the Company of (i) one or more series of senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), issued under an indenture or indentures, the forms of which are filed as exhibits to the Registration Statement (the “Indentures”) (ii) shares of its common stock, $0.0001 par value per share (the “Common Stock”), (iii) shares of its preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iv) receipts of its depositary shares, representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (v) warrants to purchase shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (vi) subscription rights to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Rights”) and (vii) units consisting of any combination of the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights (the “Units”) with an aggregate offering price of up to $175,000,000 (the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units are each referred to herein as a “Security,” and collectively as the “Securities”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 11, 2010 (as amended, the “Articles”); (b) the Company’s Amended and Restated By-Laws, dated April 4, 2018; (c) the resolutions adopted by the Company’s board of directors (including any committee thereof) authorizing, amongst other items, the issuance and sale of the Securities pursuant to the Registration Statement; (d) the Registration Statement; and (e) the Indentures. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Loop Industries, Inc.

August 30, 2024

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In expressing our opinions below, we have assumed, with your consent, that:

(a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s);

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s);

(g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

Loop Industries, Inc.

August 30, 2024

(h) a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(i) the Indentures will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. When (a) the trustee has duly executed and delivered the applicable Indenture, (b) the applicable Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Indenture) and duly executed and delivered by the Company, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), and (e) the Debt Securities have been duly executed, issued and delivered against payment therefor in accordance with the provisions of the applicable Indenture and the applicable Purchase Agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Articles and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Articles and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Loop Industries, Inc.

August 30, 2024

4. When a series of Depositary Shares has been duly established in accordance with the terms of the depositary agreement and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Articles and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Depositary Shares will be legally issued and entitle the registered holders thereof to the rights specified in the depositary agreement and the receipts evidencing the Depositary Shares.

5. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants) and offered in the manner contemplated by the applicable Prospectus, and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights) and offered in the manner contemplated by the applicable Prospectus, and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units) and offered in the manner contemplated by the applicable Prospectus, and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Loop Industries, Inc.

August 30, 2024

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

This opinion is limited to the present laws of the State of Nevada and the federal securities laws of the United States of America. We express no opinion as to the laws of any other jurisdiction, of any other laws of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP